Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending		Apr 30, 2002
Payment Date		May 15, 2002

Calculation of Interest Expense

Index (LIBOR)		1.860000%
Accrual end date, accrual beginning date and days in Interest Period		May 15, 2002	Apr 15, 2002	30
	Class B	Class A-1	Class A-2	Class A-3	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	20,664,665	113,064,963	21,752,279	28,277,962	15,226,595	18,536,323
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.650%	0.125%	0.250%	0.350%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.510000%	1.985000%	2.110000%	2.210000%	2.860000%
Interest/Yield Payable on the Principal Balance	43,224	187,028	38,248	52,079	36,290
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	43,224	187,028	38,248	52,079	36,290
Interest/Yield Paid	43,224	187,028	38,248	52,079	36,290

Summary

Beginning Security Balance	20,664,665	113,064,963	21,752,279	28,277,962	15,226,595	18,536,323
Beginning Adjusted Balance	20,664,665	113,064,963	21,752,279	28,277,962	15,226,595
Principal Paid	818,033	4,476,084	861,087	1,119,413	602,761	778,810
Ending Security Balance	19,846,632	108,588,879	20,891,192	27,158,549	14,623,834	17,802,830
Ending Adjusted Balance	19,846,632	108,588,879	20,891,192	27,158,549	14,623,834
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	19,846,632	108,634,196	20,891,192	27,158,549	14,623,834
Minimum Adjusted Balance	15,200,000		16,000,000	20,800,000	11,200,000	13,600,000
Certificate Minimum Balance					2,110,219
Ending OC Amount as Holdback Amount						9,493,198
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.9478857	$0.2563436	$0.7968283	$0.8345926	$1.0800610
Principal Paid per $1000	$17.9393134	$6.1349833	$17.9393135	$17.9393135	$17.9393137